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                                  EXHIBIT 7.1


                             JOINT FILING AGREEMENT


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated:  April 3, 1997



                                       THE HEARST CORPORATION


                                       By:   /s/   Jodie W. King
                                             ----------------------------------
                                             Name:  Jodie W. King
                                             Title: Vice President


                                       THE HEARST FAMILY TRUST


                                       By:   /s/     Victor F. Ganzi
                                             ----------------------------------
                                             Name:   Victor F. Ganzi
                                             Title:  Trustee